UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 16, 2017

WILLBROS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-34259	30-0513080
(Commission File Number)	(IRS Employer Identification No.)

4400 Post Oak Parkway, Suite 1000, Houston, Texas 77027

(Address of Principal Executive Offices)        (Zip Code)

(713) 403-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 16, 2017, Willbros Group, Inc. (the “Company”) amended the Loan, Security and Guaranty Agreement dated as of August 7, 2013 (as amended by the First Amendment thereto dated as of August 30, 2013, the Second Amendment thereto dated as of April 1, 2014, the Third Amendment thereto dated as of December 15, 2014 and the Fourth Amendment thereto dated as of September 28, 2015, the “ABL Credit Agreement”) pursuant to the Fifth Amendment to Loan, Security and Guaranty Agreement dated as of June 16, 2017 (the “Fifth Amendment”) by and among the Company, certain subsidiaries of the Company named therein, as U.S. Borrowers, Willbros Construction Services (Canada) L.P., as Canadian Borrower, the other persons party thereto from time to time as guarantors, the financial institutions party thereto as lenders, and Bank of America, N.A., in its capacity as collateral agent and administrative agent.

The total amount of availability under the ABL Credit Agreement is $100.0 million and will continue at this level under the Fifth Amendment. The aggregate amount of commitments under the ABL Credit Agreement was previously comprised of $80.0 million for the U.S. facility (the “U.S. Facility”) and $20.0 million for the Canadian facility (the “Canadian Facility”). Pursuant to the Fifth Amendment, the aggregate amount of commitments will be comprised of $90.0 million for the U.S. Facility and $10.0 million for the Canadian Facility.

A copy of the Fifth Amendment is attached to this Current Report on Form 8-K as Exhibit 10 and is incorporated by reference into this Item 1.01 as though fully set forth herein. The foregoing summary description of the Fifth Amendment and the transactions contemplated therein is not intended to be complete and is qualified in its entirety by the complete text of the Fifth Amendment.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed herewith.

10	Fifth Amendment to Loan, Security and Guaranty Agreement dated as of June 16, 2017, by and among the Company, certain subsidiaries of the Company named therein, as U.S. Borrowers, Willbros Construction Services (Canada) L.P., as Canadian Borrower, the other persons party thereto from time to time as guarantors, the financial institutions party thereto as lenders, and Bank of America, N.A., in its capacity as collateral agent and administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLBROS GROUP, INC.

Date: June 20, 2017	By:	/s/ Van A. Welch
Van A. Welch
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10	Fifth Amendment to Loan, Security and Guaranty Agreement dated as of June 16, 2017, by and among the Company, certain subsidiaries of the Company named therein, as U.S. Borrowers, Willbros Construction Services (Canada) L.P., as Canadian Borrower, the other persons party thereto from time to time as guarantors, the financial institutions party thereto as lenders, and Bank of America, N.A., in its capacity as collateral agent and administrative agent.

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